PRICING SUPPLEMENT NO. 68                                         Rule 424(b)(3)
DATED:  February 24, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $15,000,000   Floating Rate Notes [ ]   Book Entry Notes [x]

Original Issue Date: 3/22/2000  Fixed Rate Notes [x]      Certificated Notes [ ]

Maturity Date: 3/22/2010        CUSIP#: 073928NM1

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 8.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]   Commercial Paper Rate              Minimum Interest Rate:

[ ]   Federal Funds Rate                 Interest Reset Date(s):

[ ]   Treasury Rate                      Interest Reset Period:

[ ]   LIBOR Reuters                      Interest Payment Date(s):

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

* Commencing March 22, 2002 and on the 22nd of each March and September thereafter, the Notes may be called in whole at par at the option of the Company on eight days calendar notice.

** Commencing September 22, 2000 and on the 22nd of each March and September thereafter until Maturity or until the Notes are called.